EXHIBIT I

JOINT REPORTING AGREEMENT

In consideration of the mutual covenants herein contained, pursuant to Rule 13d-1(k)(1), each of the parties hereto represents to and agrees with the other parties as follows:

1.     Such party is eligible to file a statement or statements on Schedule 13G pertaining to the common Stock, $0.0001 par value per share, of Boot Barn Holdings, Inc. to which this Joint Reporting Agreement is an exhibit for filing of the information contained herein.

2.     Such party is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, PROVIDED that no such party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

3.     Such party agrees that such statement is being filed by and on behalf of each of the parties identified herein, and that any amendment thereto will be filed on behalf of each such party. Each party hereby constitutes and appoints Brad J. Brutocao as its true and lawful attorney-in-fact to (a) execute on behalf of the undersigned all forms and other documents to be filed with the Securities and Exchange Commission (the “SEC”), any stock exchange and any similar authority amending or otherwise with respect to the Schedule 13G to which this Joint Reporting Agreement is an exhibit and (b) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to timely file such forms and documents with the SEC, any stock exchange and any other similar authority.

This Joint Reporting Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute one agreement.

FS CAPITAL PARTNERS VI, LLC

Dated: February 11, 2015	By:	/s/ Brad J. Brutocao
Name: Brad J. Brutocao
Title: Managing Member

FS EQUITY PARTNERS VI, L.P. By: FS CAPITAL PARTNERS VI, LLC Its General Partner

By:	/s/ Brad J. Brutocao
Name: Brad J. Brutocao
Title: Managing Member

FS AFFILIATES VI, L.P. By: FS CAPITAL PARTNERS VI, LLC Its General Partner

By:	/s/ Brad J. Brutocao
Name: Brad J. Brutocao
Title: Managing Member